UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2022

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Westinghouse Air Brake Technologies Corporation (the “Company”) detected a cyber security incident, which impacted the Company’s network, on June 26, 2022.  The Company promptly activated incident response protocols, which included shutting down certain systems, commenced an investigation of the incident, which is ongoing, and notified law enforcement authorities.

At this time the Company does not believe the incident will have a material impact on the Company.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in securities laws. Forward-looking statements are sometimes identified by words or expressions, such as “believe” and “will.” Forward-looking statements are based upon current expectations and as such are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

The risks and uncertainties in connection with such forward-looking statements related to the cybersecurity incident include, but are not limited to, the occurrence of any event, change or other circumstances relating to the scope of the incident; the nature, type and amount of data accessed; the risk of any data loss; the compromise or improper use of sensitive, proprietary, confidential financial or personal data or information resulting in negative consequences such as fines, penalties, or loss of reputation, competitiveness or customers; any future operational interruptions; the Company’s ability to assess and remedy the incident; the Company’s steps to minimize unauthorized access into its information systems, including the timing and effectiveness of adding enhanced security features and monitoring procedures; incremental expenses associated with the Company’s on-going assessment of the incident and remedial actions taken in response to the incident; the nature and scope of any claims, litigation or regulatory proceedings that may result from the incident; the availability of insurance coverage; other legal, reputational and financial risks resulting from this or other cybersecurity incidents and the potential impact of this incident on our revenues, operating expenses, and operating results.

The foregoing list of important risk factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION

	By:	/s/ John A. Olin

John A. Olin
Executive Vice President and Chief Financial Officer

Date: July 25, 2022